Exhibit 10.1

NEXSTAR BROADCASTING GROUP, INC.

2012 LONG-TERM EQUITY INCENTIVE PLAN

1.	Purpose.

This plan shall be known as the Nexstar Broadcasting Group, Inc. 2012 Long-Term Equity Incentive Plan (the “Plan”).  The purpose of the Plan shall be to promote the long-term growth and profitability of Nexstar Broadcasting Group, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, employees and consultants who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the long-term success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility.  Grants of incentive stock options or non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, restricted stock units, performance awards, or any combination of the foregoing may be made under the Plan.

2.	Definitions.

(a) “Board of Directors” and “Board” mean the board of directors of the Company.

(b) “Cause” means the occurrence of one or more of the following events:

(i) the conviction of a felony or a crime involving moral turpitude or the commission of any act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company;

(ii) substantial repeated failure to perform duties properly assigned, as determined by the Company;

(iii) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; or

(iv) any other material breach of a material provision of any written agreement with the Company or any of its subsidiaries or affiliates which is not cured within thirty (30) days after written notice thereof.

(c) “Change in Control” means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company (or the entity surviving any merger with the Company) or a direct or indirect parent corporation of the Company (or the entity surviving any merger with the Company)) outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale to an Exempt Person.

Notwithstanding the foregoing, a transaction or series of related transactions shall not constitute a Change in Control hereunder unless it or they also constitute a “change in control” within the meaning of Section 409A of the Code.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board, as further described in Section 3.

(f) “Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g) “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(h) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.  Notwithstanding the foregoing, a Participant’s incapacity shall not constitute a Disability hereunder unless it also constitutes a “disability” within the meaning of Section 409A of the Code.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(j) “Exempt Person” means (i) ABRY Broadcast Partners II, L.P. or ABRY Broadcast Partners III, L.P., (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(k) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sales price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(l) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(m) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(n) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(o) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(p) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(q) “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(r) “Performance-Based Compensation” means any award that is intended to constitute “performance based compensation” within the meaning of Section 162(m) (4) (C) of the Code and the regulations promulgated thereunder.

(s) “Restricted Stock Unit” means an award granted pursuant to Section 8 that is a unit of measurement equivalent to one Share but with none of the attendant rights of a holder of a Share unless and until a Share is ultimately distributed in payment of the obligation (other than the potential right to receive dividend equivalent amounts in accordance with Section 8).

(t) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(u) “Shares” has the meaning set forth in Section 4.

(v) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein.  Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.  To the extent necessary for any award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors, each of whom shall be an Outside Director.  Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.  No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company.  The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan.

Subject to adjustments as provided in Section 15, a maximum number of 1,500,000 shares of Class A Common Stock of the Company (the “Shares”) may be issued pursuant to the Plan.  Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares.  If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of any section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.	Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States).  Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ or service as a director or officer of, or in the performance of services for, the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time.  By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, SARs alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be).  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated.  A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	Incentive and Non-qualified Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto).  In any one calendar year, the Committee shall not grant to any one participant options (whether characterized as Non-qualified Stock Options or Incentive Stock Options) or SARs to purchase a number of shares of Common Stock in excess of 30% of the total number of Shares authorized under the Plan pursuant to Section 4.  The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent.  If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a) Price.  The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, and may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment.  Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired.  An option shall not be considered to be exercised until payment of the exercise price and all applicable taxes required to be withheld in connection with such exercise.  Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company.  Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company.  When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash by the grantee.  No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise.  When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash by the grantee.  No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).  Any withheld Shares shall no longer be issuable under such option (except pursuant to any Reload Option (as defined below) with respect to any such withheld Shares).

(c) Terms of Options.  The term during which each option may be exercised shall be determined by the Committee, but if required by the Code to be an Incentive Stock Option, no Incentive Stock Option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable after the expiration of five years from the date it is granted.  All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated in the option by the Committee.  The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments.  The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee.  Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants.  If required by the Code to be an Incentive Stock Option, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination; Forfeiture.

(i) Death or Disability.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant’s options and SARs shall not expire or terminate until the expiration date of the options or SARs.  Notwithstanding the foregoing, (1) if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code; and (2) if the Disability giving rise to the termination of the employment is in the meaning of Section 22(e)(3) of the Code, or any successor thereto, Incentive Stock Options not exercised by such participant within one year after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee.

(iii) Discharge for Cause.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination.  Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 180-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f) Change in Control.  If there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary within one year after such Change in Control, all of the participant’s options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the options or SARs.  In addition, the Committee shall have the authority to grant options and SARs that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

(g) Grant of Reload Options.  The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee, who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements.  Unless otherwise determined by the Committee, the terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be determined as of the grant of the Reload Option pursuant to Section 6(a).

7.	Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option).  SARs shall be subject to such terms and conditions as the Committee may specify.  Unless otherwise specified by the Committee, Section 6(e) and Section 6(f) shall apply to SARs.  The exercise price of an SAR may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of the grant of the SAR.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond.  Prior to the exercise of the SAR and delivery of any Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable.  The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised.  The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable.  An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8.	Restricted Stock and Restricted Stock Units.

The Committee may at any time and from time to time grant Shares of restricted stock or Restricted Stock Units under the Plan to such participants and in such amounts as it determines.  Each grant of restricted stock or Restricted Stock Units shall specify the applicable restrictions on such award, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

To the extent required by applicable law, the participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares.  Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor.  Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one Share (“dividend equivalents”).  Except as otherwise provided in the award agreement evidencing the Restricted Stock Unit grant, (A) dividend equivalents shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of cash dividend equivalents withheld at a rate and subject to such terms as determined by the Committee, and (B) dividend equivalents credited to a participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividend equivalents and earnings, if applicable, to the participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the participant shall have no right to such dividend equivalents. Upon vesting of any outstanding Restricted Stock Units (or such later time specified by the Committee), the Company shall deliver to the participant, or his or her beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit  and cash equal to any dividend equivalents credited with respect to each such Restricted Stock Unit in accordance with this Section 8 and the interest thereon or, at the discretion of the Committee, Shares having a Fair Market Value equal to such dividend equivalents and the interest thereon, if any; provided, however, that, the Committee may, in its sole discretion, explicitly provide in the applicable award agreement for payment in cash or part cash and part Shares for vested Restricted Stock Units.  If a cash payment is made in respect of a vested Restricted Stock Unit, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Stock Unit vested.

Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on restricted stock and Restricted Stock Units granted to such participant shall lapse.  At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock and all Restricted Sock Units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.	Performance Awards.

(a) Grant of Performance Awards.  Performance awards may be granted to participants at any time and from time to time as determined by the Committee.  Subject to the provisions of this Section 9, the Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”).  Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance objective, as described below, factor (e.g., return on equity) selected by the Committee.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control.

(b) Performance objectives.

(i) Establishment.  Performance objectives for performance awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net income, (v) return on equity or assets, (vi) sales, or (vii) any combination of the foregoing.  Performance objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.  The performance objectives with respect to a performance cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the performance cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the performance cycle, and in any event while the performance relating to the performance objectives remain substantially uncertain.  Each agreement with a participant shall specify the number of performance awards to which it relates, the performance objectives which must be satisfied in order for the awards to vest and the performance cycle within which such performance objectives must be satisfied.

(ii) Effect of Certain Events.  At the time of the granting of a performance award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the performance award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the performance objectives (or may adjust the performance objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(iii) Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any performance award that is intended to constitute Performance-Based Compensation made to a participant who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable performance objectives have been satisfied to the extent necessary for such award to qualify as Performance Based Compensation.

(c) Vesting and Forfeiture.  Subject to Section 9(b)(iii), a participant shall become vested with respect to the performance awards to the extent that the performance objectives set forth in the agreement are satisfied for the performance cycle.

(d) Payment of Awards.  Subject to Section 9(b)(iii), payment to participants in respect of vested performance awards shall be made as soon as practicable after the last day of the performance cycle to which such award relates but in no event after the fifteenth day of the third month following the end of the taxable year of the Company in which the applicable performance objective is obtained.  Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.

(e) Non-transferability.  Until any restrictions upon the performance awards awarded to a participant shall have lapsed, such awards shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the participant.  The Committee may also impose such other restrictions and conditions on the awards, if any, as it deems appropriate.

(f) Lapse of Restrictions.  Subject to Section 9(b)(iii), restrictions upon awards awarded hereunder shall lapse and such awards shall become vested at such time or times and on such terms, conditions and satisfaction of performance objectives as the Committee may, in its discretion, determine at the time an award is granted.

(g) Award Limits.  Subject to adjustment in accordance with Section 15, no participant shall be granted, during any one (1) calendar year period, performance awards intended to comply with Section 162(m) of the with respect to more than 1,000,000 Shares in the aggregate. If an award is to be settled in cash, the number of Shares on which the award is based shall count toward the individual share limits set forth in this Section 9(g).

10.	Taxes.

(a) Participant Election.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, or the settlement of Restricted Stock Units, as the case may be.  Such election must be made on or before the date the amount of tax to be withheld is determined.  Once made, the election shall be irrevocable.  The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.  In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) Company Requirement.  The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the participant make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares.  The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

11.	Written Agreement; Vesting.

Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.  Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change in Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12.	Transferability.

Unless the Committee determines otherwise, no option, SAR, performance award, restricted stock or Restricted Stock Unit granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or, with respect to such grants other than grants of Incentive Stock Options, to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code.  Unless the Committee determines otherwise, an option or SAR may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option or SAR by gift or qualified domestic relations order; by his or her executor or administrator the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative or the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder.  All provisions of this Plan shall in any event continue to apply to any option, SAR, performance award, restricted stock, Restricted Stock Unit granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such option, SAR, performance award, restricted stock, or Restricted Stock Unit shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

13.	Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award, restricted stock or Restricted Stock Unit grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award or Restricted Stock Unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14.	Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15.	Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, extraordinary cash dividend, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, SARs, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs.  Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.  In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs, performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options or SARs under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options or SARs had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option or SAR holders pursuant to such transaction if their options or SARs had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind.  Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

16.	Amendment and Termination of the Plan.

The Board or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of any exchange on which the Common Stock is then listed.

17.	Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Sections 13 and 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the stockholders of the Company.  The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

18.	Commencement Date; Termination Date.

The date of commencement of the Plan shall be the later of date it is approved by (i) the Board, or (ii) the Company’s shareholders.  The Plan will also be subject to reapproval by the shareholders of the Company when and as required by the Code.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate ten years after the earlier of (i) commencement date of the Plan or (ii) shareholder approval.  No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

19.	Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

20.	Clawback.

Notwithstanding any other provisions in this Plan, any award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

21.	Section 409A.

The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith.  Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless any applicable laws require otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the participant’s separation of service (within the meaning of Section 409A) shall instead be paid on the first payroll date after the six-month period following the participant’s separation from service (or the participant’s death, if earlier).  Notwithstanding anything to the contrary contained herein, the Board may (but shall not be required to) amend the Plan and/or any award without obtaining the consent of any participant to the extent necessary (as determined by the Committee in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any participant’s award Agreement with respect to an award or shares underlying such award.  The Company and its Subsidiaries and their respective employees, officers and directors shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.

22.	Governing Law.

Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.